Exhibit 10.1

VIROPRO INC.

8515 Place Devonshire suite 207, Montreal QC H4P 2K1

incorporated under the Laws of the State of Nevada

C $ 2,000,000	No.FR -001

SECURED CONVERTIBLE DEBENTURE  (the "Debenture")

PRINCIPAL AMOUNT

VIROPRO Inc. (the "Company"), for value received, promises to pay to FIRST ROYALTIES INC. ("Holder") the sum of C $2,000,000 (the "Principal Amount").

INTEREST

The Company also undertakes to pay to the Holder an interest on the Principal Amount at the rate of 10% yearly calculated from the date hereof until the Principal Amount is paid in full; such interest is payable shares of Viropro Inc at a deemed price of 0,03$ per share.

Interest shall be payable on the first days of the month of June, September, December and March with the first payment to be made on September 2008.

PREPAYMENTS

Without the prior written approval of the Holder, the Company may not prepay in advance the whole or part of the Principal Amount or accrued interest.

If an Event of Default as hereinafter defined at Article 5, shall occur, the Company shall lose the benefit of the term hereunder and, therefore, the Principal Amount outstanding hereunder, any accrued interest thereon and any other sum otherwise payable hereunder shall, at the request of the Holder, become immediately due and payable. The Company shall reimburse to the Holder all fees and disbursements (including reasonable attorneys' fees) incurred to secure its rights.

CONVERSION

Subject to and upon compliance with the provisions of this Article 4, the Debenture (Principal Amount and accrued interest) will be convertible in common shares of Viropro Inc. (the "Shares") at any time prior to the Maturity Date, at a conversion price of C $0.03 per Share (the "Conversion Price").

In order to exercise the conversion privilege described at paragraph 4.1, the Holder shall surrender the Debenture to be converted to the Company at its principal office in the City of Montreal accompanied by a written notice, in the form attached hereto as Schedule 4.2, signed by the Holder, stating that it elects to convert such Debenture constituting an integral multiple of C $3,000 into Shares. The date of receipt by the Company of such Debenture and such notice is herein referred to as the "Date of Conversion" of such Debenture.

As promptly as practicable after the Date of Conversion, the Company shall issue or cause to be issued and deliver or cause to be delivered to the Holder whose Debenture is so surrendered, or on its written order, a certificate in the name of the Holder for the number of Shares deliverable upon the conversion of such Debenture and provision shall be made in respect of any fraction of a Share as provided in paragraph 4.3 below. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Date of Conversion and at such time the rights of the Holder of such Debenture as such Holder shall cease and the Holder shall be deemed to have become at such time the holder of record of the Shares represented thereby.

Notwithstanding anything herein contained, the Company shall in no case be required to issue fractional Shares upon the conversion of the Debenture. If any fractional interest in a Share would, except for the provisions of this Section 4.4, be deliverable upon the conversion of the Debenture, the Company shall adjust such fractional interest by paying to the Holder of such Debenture an amount in Shares (to the nearest cent) to the quotient obtained by dividing the Principal Amount of such surrendered Debenture, including accrued interest, as the case may be, (or specified portion thereof) by the Conversion Price, then subtracting the nearest lower whole number from such quotient, and multiplying the difference by the Conversion Price.

The Conversion Price shall be subject to adjustment from time to time as follows, if and whenever at any time the outstanding Shares shall be subdivided, redivided or changed into a greater or consolidated into a lesser number of Shares or reclassified into different shares, the Holder who has not exercised its right of conversion prior to the effective date of such subdivision, redivision, change, consolidation or reclassification shall be entitled to receive and shall accept, upon the exercise of such right at any time on such effective date or thereafter, in lieu of the number of Shares to which it was theretofore entitled upon conversion at the Conversion Price, the aggregate number of Shares that such Holder would have been entitled to receive as a result of such subdivision, redivision, change, consolidation or reclassification if, on the effective date thereof, it has been the registered holder of the number of Shares to which it was theretofore entitled upon conversion.

In case of any reclassification or change of the Shares (other than a change as a result of the subdivision or consolidation), or in case of any amalgamation of the Company with, or merger of the Company into any other corporation (other than an amalgamation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change, other than as aforesaid, of the Shares), or in case of any sale, transfer or other disposition of all or substantially all of the assets of the Company, the Company of the corporation formed by such amalgamation or the corporation into which the Company shall have been merged or the person which shall have acquired such assets, as the case may be, shall execute and deliver to the Holder a notice providing that the Holder shall have the right thereafter to convert its Debenture into the kind and amount of shares and other securities and property receivable upon such reclassification, change, amalgamation, merger, sale, transfer or other disposition by the Holder of the number of Shares into which such Debenture might have been converted immediately prior to such reclassification, change, amalgamation, merger, sale, transfer or other disposition. The above provisions of this paragraph 4.6 shall similarly apply to successive reclassification, changes, amalgamations, mergers, sales, transfers or other dispositions.

All Debentures surrendered for conversion shall forthwith be delivered to the Company and shall be cancelled by it and no Debenture shall be issued in substitution therefore.

If any of the Shares, reserved or to be reserved for the purpose of conversion of the Debenture hereunder, require registration or filing with or approval of any governmental authority under any Canadian or provincial law before such Shares may be validly issued or freely transferred thereafter, the Company will take such action within its control as may be necessary to secure such registration, filing or approval, as the case may be.

DEFAULT

Unless the default has been cured within 10 days of the receipt of a notice to that effect or without delay if impossible to cure, the Company shall be in default ("Event of Default") if:

• it fails to repay any Principal Amount upon a Maturity Date;

• it fails to pay any interest when due;

• it fails to carry out or observe any covenant or condition hereunder or any other agreement executed with the Holder;

• it is in default under any other agreement or covenant and such default may cause a material adverse change to the Company;

• an order is made or a resolution is adopted to liquidate, wind-up or dissolve the Company;

• it loses its rights to enjoy its property in general or any substantial portion thereof;

• it ceases to operate its business; and

• it commits an act of bankruptcy or becomes an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) or becomes subject to the provisions of the Companies' Creditors Arrangement Act (Canada).

ASSIGNMENT AND RANK

The Debenture may not be assigned by the Holder.

MISCELLANEOUS PROVISIONS

If this Debenture is lost or destroyed, the Company shall, upon demand, issue without cost and deliver to the Holder another Debenture identical to this one in replacement thereof.

Any notice must be in writing and contain all the required information in order to exercise, in an informed manner, the appropriate right, choice or decision. Such notice shall be sent in the English language by facsimile, e-mail or courier to an authorized representative at the latest known address of the addressee.

All recourses of the Holder may be exercised independently or together. Furthermore, an omission to exercise any right shall not impair any such right or shall not be construed to be a waiver of such default.

If any provision of this Debenture shall be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

This Debenture shall be governed by and interpreted in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein.

This Debenture has been drafted only in the English language at the express request of the parties.

Cette Débenture a été rédigée en anglais seulement à la demande expresse des parties.

IN WITNESS WHEREOF, the Company has causes this Debenture to be signed in Montreal, province of Québec, this 3rd day of March 2008.

VIROPRO INC.

Per
Serge Beausoleil, President

NOTICE OF CONVERSION

(attached to the Convertible Debenture and

containing one page, including this one)

● INC.

The undersigned _________________, registered holder of Debenture No. ______, hereby irrevocably converts for C $__________ of Principal Amount and C $___________ of accrued interest into _______________ fully paid and non-assessable common shares of the share capital of ●. in accordance with the terms and conditions of Debenture No. _________.

This ____ day of ______________, 2008.

______________________

Per:
(name and title)